EXHIBIT 99.1

[VALSPAR LOGO]

                                                           FOR IMMEDIATE RELEASE

                      VALSPAR MAKES NON-CASH EPS ADJUSTMENT
                          FOR HUARUN MINORITY INTEREST


MINNEAPOLIS, MARCH 7, 2007 - As previously announced, The Valspar Corporation (NYSE-VAL) purchased an 80 percent interest in Huarun Paints Holdings Company Limited (Huarun Paints) for approximately $290 million on July 26, 2006. Of the remaining 20 percent minority interest shares held in Huarun Paints, most are subject to put/call rights that permit Valspar to acquire full ownership of those shares within the next five years.

Subsequent to its first quarter earnings release, and in consultation with its auditors, Valspar determined that current accounting guidance for this type of put/call instrument requires earnings per share available to common shareholders to be presented at $0.18 per diluted share for the first quarter of 2007. This non-cash adjustment of $0.05 per diluted share has no impact on first quarter net income or the first quarter balance sheet. All non-cash adjustments for redemption of the subject minority shares will be reversed in the quarter in which the puts or calls are exercised and will result in an increase in earnings per share at that time.

The company is reconfirming its full year guidance of $1.80 to $1.90, excluding an anticipated non-cash adjustment of $0.18. Including the non-cash adjustment, full year guidance would be $1.62 to $1.72. Inclusion of the non-cash adjustment assumes that Valspar will not purchase the subject minority shares in fiscal 2007. If Valspar were to purchase subject minority shares in fiscal 2007, all non-cash adjustments would be reversed.

"The value of the Huarun Paints business and the growth platform it provides for Valspar in China are outstanding, and Huarun's performance continues to exceed expectations," said William L. Mansfield, Valspar president and chief executive officer. "Valspar's fundamentals are sound, our overall business performance is consistent with our first quarter discussion with investors, and we remain on track to achieve our long-term business objectives."

Investor Contact:  Lori A. Walker, (612) 375-7350

Media Contact:  Mike Dougherty, (612) 375-7802

[VALSPAR LOGO]


NOTE: Valspar will host a conference call to discuss this press release at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) today, Wednesday, March 7. The call can be heard live over the Internet at Valspar's website at http://www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 1-800-475-6701 in the U.S. or 320-365-3844 outside the U.S. beginning at 9:15
p.m. Eastern Time (8:15 p.m. Central Time), using access code 866317.

--------------------------------------------------------------------------------

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. THESE UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DEPENDENCE OF INTERNAL EARNINGS GROWTH ON ECONOMIC CONDITIONS AND GROWTH IN THE DOMESTIC AND INTERNATIONAL COATINGS INDUSTRY; RISKS RELATED TO ANY FUTURE ACQUISITIONS, INCLUDING RISKS OF ADVERSE CHANGES IN THE RESULTS OF ACQUIRED BUSINESSES AND THE ASSUMPTION OF UNFORESEEN LIABILITIES; RISKS OF DISRUPTIONS IN BUSINESS RESULTING FROM THE INTEGRATION PROCESS AND HIGHER INTEREST COSTS RESULTING FROM FURTHER BORROWING FOR ANY SUCH ACQUISITIONS; OUR RELIANCE ON THE EFFORTS OF VENDORS, GOVERNMENT AGENCIES, UTILITIES AND OTHER THIRD PARTIES TO ACHIEVE ADEQUATE COMPLIANCE AND AVOID DISRUPTION OF OUR BUSINESS; RISKS OF DISRUPTIONS IN BUSINESS RESULTING FROM THE COMPANY'S RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; UNUSUAL WEATHER CONDITIONS ADVERSELY AFFECTING SALES; CHANGES IN RAW MATERIALS PRICING AND AVAILABILITY; DELAYS IN PASSING ALONG COST INCREASES TO CUSTOMERS; CHANGES IN GOVERNMENTAL REGULATION, INCLUDING MORE STRINGENT ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS; THE NATURE, COST AND OUTCOME OF PENDING AND FUTURE LITIGATION AND OTHER LEGAL PROCEEDINGS; THE OUTBREAK OF WAR AND OTHER SIGNIFICANT NATIONAL AND INTERNATIONAL EVENTS; AND OTHER RISKS AND UNCERTAINTIES. THE FOREGOING LIST IS NOT EXHAUSTIVE, AND THE COMPANY DISCLAIMS ANY OBLIGATION TO SUBSEQUENTLY REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.

                     ADJUSTED FIRST QUARTER INCOME STATEMENT

                        COMPARATIVE CONSOLIDATED EARNINGS
          For the Quarters Ended January 26, 2007 and January 27, 2006

                                                                 First Quarter         First Quarter
(Dollars in thousands, except per share amounts)                  (Unaudited)           (Unaudited)
==========================================================================================================
                                                                     2007                  2006
==========================================================================================================
NET SALES                                                        $      694,523        $      629,765
COST OF SALES                                                           495,439               449,289
OPERATING EXPENSES                                                      147,865               133,939
----------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                   51,219                46,537
INTEREST EXPENSE                                                         14,691                10,780
OTHER EXPENSE/(INCOME), NET                                               2,426                   809
----------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                               34,102                34,948
INCOME TAXES                                                             10,504                12,407
----------------------------------------------------------------------------------------------------------
NET INCOME                                                       $       23,598        $       22,541
----------------------------------------------------------------------------------------------------------
MANDATORILY REDEEMABLE STOCK ACCRUAL (1)                                 (5,067)                    0
----------------------------------------------------------------------------------------------------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                      $       18,531        $       22,541
----------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE-BASIC                                $         0.18        $         0.22
NET INCOME PER COMMON SHARE-DILUTED                              $         0.18        $         0.22
==========================================================================================================
AVERAGE NUMBER OF SHARES O/S-BASIC                                  101,761,769           100,441,966
AVERAGE NUMBER OF SHARES O/S-DILUTED                                103,544,940           102,233,523
==========================================================================================================

(1) MANDATORILY REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE IN THE FIRST QUARTER OF FISCAL 2007 BY $0.05.

NO CHANGES HAVE BEEN MADE TO THE PREVIOUSLY FURNISHED BALANCE SHEET.
--------------------------------------------------------------------

NON-GAAP FINANCIAL MEASURES
---------------------------

In the accompanying press release, management has reported non-GAAP financial measures - "Adjusted Net Income per Common Share - diluted" and "Full Year Guidance" - which exclude a non-cash accrual relating to Mandatorily Redeemable Stock in connection with the Company's acquisition of the share capital of Huarun Paints Holding Company Limited. Management discloses these measures because it believes these measures may assist investors in comparing the Company's results of operations in the respective periods without regard to the effect on the results in the 2007 period of the non-cash accrual relating to the Huarun acquisition.

NON-GAAP RECONCILIATION
-----------------------

The following is a reconciliation of "Net Income Per Common Share - diluted" to "Adjusted Net Income Per Common Share - Diluted" for the periods presented:

                                                       FIRST QUARTER         FIRST QUARTER
                                                           2007                   2006
                                                     -----------------     -----------------
NET INCOME PER COMMON SHARE-DILUTED                    $        0.18         $        0.22
MANDATORILY REDEEMABLE STOCK ACCRUAL                   $        0.05         $          --
                                                     ---------------------------------------
ADJUSTED NET INCOME PER COMMON SHARE - DILUTED         $        0.23         $        0.22
                                                     =======================================

The following is a reconciliation of "Forecasted Net Income per Common Share - diluted" to our "Full Year Guidance" for the period presented:

                                                         FULL YEAR
                                                            2007
                                                      ----------------
FORECASTED NET INCOME PER COMMON SHARE - DILUTED         $1.62-1.72
MANDATORILY REDEEMABLE STOCK ACCRUAL                       $0.18
                                                      ----------------
FULL YEAR GUIDANCE                                       $1.80-1.90
                                                      ================